UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2013

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2013, Information Services Group, Inc. (the “Company”), entered into a senior secured credit facility comprised of a $45,000,000 term loan facility and a $25,000,000 revolving credit facility.  The material terms of the senior secured credit facility are as follows:

•             Each of the term loan facility and revolving credit facility has a maturity date of five years from the Closing.

•             The credit facility is secured by all of the equity interests owned by the Company, and its direct and indirect domestic subsidiaries and, subject to agreed exceptions, the Company’s direct and indirect “first-tier” foreign subsidiaries and a perfected first priority security interest in all of the Company’s and its direct and indirect domestic subsidiaries’ tangible and intangible assets.

•             The Company’s direct and indirect existing and future wholly-owned domestic subsidiaries serve as guarantors to the Company’s obligations under the senior secured facility.

•             At the Company’s option, the credit facility bears interest at a rate per annum equal to either (i) the “Base Rate” (which is the highest of (a) the rate publicly announced from time to time by the administrative agent as its “prime rate”, (b) the Federal Funds Rate plus 0.5% per annum and (c) the Eurodollar Rate, plus 1.0%), plus the applicable margin (as defined below) or (ii) Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative Agent, plus the applicable margin.  The applicable margin is adjusted quarterly based upon the Company’s quarterly leverage ratio.  Prior to the end of the first full quarter following the closing of the credit facility, the applicable margin shall be a percentage per annum equal to 2.5% for the term loans and the revolving loans maintained as Base Rate loans or 3.5% for the term loans and revolving loans maintained as Eurodollar loans.

•             The Term Loan is repayable in eight consecutive quarterly installments of $843,750 each, commencing September 30, 2013, followed by eleven consecutive quarterly installments in the amount of $1,125,000 each, commencing September 30, 2015, and a final payment of the outstanding principal amount of the Term Loan on the Maturity Date.

•             Mandatory repayments of term loans shall be required from (subject to agreed exceptions) (i) 100% of the proceeds from asset sales by the Company and its subsidiaries, (ii) 100% of the net proceeds from issuances of debt by the Company and its subsidiaries, and (iii) 100% of the net proceeds from insurance recovery and condemnation events of the Company and its subsidiaries.

•             The senior secured credit facility contains a number of covenants that, among other things, place restrictions on matters customarily restricted in senior secured credit facilities, including restrictions on indebtedness (including guarantee obligations), liens, fundamental changes, sales or disposition of property or assets, investments (including loans, advances, guarantees and acquisitions), transaction with affiliates, dividends and other payments in respect of capital stock, optional payments and modifications of other material debt instruments, negative pledges and agreements restricting subsidiary distributions and changes in line of business. In addition, the Company is required to comply with a total leverage ratio and fixed charge coverage ratio.

•             The senior secured credit facility contains customary events of default, including cross-default to other material agreements, judgment default and change of control.

The full text of the credit facility is set forth as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 1.02           TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

In connection with entering into the credit facility on May 3, 2013, the Company repaid in full all obligations and liabilities owing under, and terminated, the Credit Agreement, dated as of November 16, 2007 and as amended from time to time, among International Advisory Holdings Corp., International Consulting Acquisition Corp., various lenders and Deutsche Bank Trust Company Americas, as Administrative Agent.  No early termination penalties were incurred by the Company in connection with the termination of this Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

ITEM 8.01 OTHER EVENTS.

On May 7, 2013, the Company issued a press release announcing the entry into the credit facility.  A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01,  is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of May 3, 2013, among Information Services Group, Inc., various lenders and Bank of America, N.A., as Administrative Agent

99.1	Press Release dated as of May 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2013	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer